Exhibit 10.11

Reference No.:

Mass Media & Universal International Advertising Co., Ltd.

Form of Advertising Agency Agreements with Advertising Clients

Party A:																	Party B: Mass Media & Universal International Advertising Co., Ltd.
Client Name:																	Content of the Advertisement:
Length of Advertisement:			seconds		Total Number of Days of Advertisement Broadcast:				days			Media Name:		CCTV-#			Category of Time Slots:									Broadcast Frequency Each Day:				times
Broadcast Location:					Form of Advertisement:				Video			Version Description					Advertisement Materials:				To be Provided by the Client					Proofread and Examined by:
200#	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	Monthly Advertising Fees
Jan.																																RMB
Feb.																																RMB
Mar.																																RMB
Apr.																																RMB
May																																RMB
Jun.																																RMB
Jul.																																RMB
Aug.																																RMB
Sep.																																RMB
Oct.																																RMB
Nov.																																RMB
Dec.																																RMB

Number of weekdays of the broadcast :						days					Unit price:				RMB						Amount of advertising fees:						RMB

Number of weekends days of the broadcast:						days					Unit price:				RMB						Amount of advertising fees:						RMB

Number of public holidays of advertisement broadcast:						days					Unit price:				RMB						Amount of advertising fees:						RMB

Additional fees for broadcast at designated location:	%	Total price:	RMB	Agency fees (%)%

Discount:	Expressed in percentage: %	Expressed in Amount:	RMB	Amount of agency fees:	RMB

Actual amount to be paid:	In words: Renminbi Yuan		In number: RMB	Form of payment:	Wire transfer

Notes:	1. The daily unit price RMB hereunder shall be the price for the broadcasting of pieces of -second advertisements and the average daily price for each piece of advertisement hereunder shall be RMB .

2. The deposit of RMB            hereunder shall be paid in a lump-sum to an account designated by Party B on the date of the execution of this Agreement. The deposit shall at the end of [inserting the month], either be returned to Party A or set off against the monthly advertising fees for such month. In case Party A unilaterally terminates this Agreement at any time within the term of this Agreement, it will forfeit the deposit.

3. Party A shall pay the monthly advertising fees for the next month in a lump-sum to an account designated by Party B prior to the 20th day of the current month. Party A shall fully pay the advertising fees for the next month as scheduled above regardless of the status of its advertising sales. Otherwise, Party A shall be deemed to have breached this Agreement. In case of such breach, Party B shall have the right to claim Party A’s deposit.

4. Party A shall provide a 15-day prior notice to Party B in case of any change of Party A’s advertising clients.

5. In case of any copyrights dispute arising from the advertisement materials provided by Party A, Party B shall not be liable therefor. In case Party A intends to replace the version of any advertisement, it shall submit a request to Party B 15 days prior to the broadcast of such advertisement.

6. One month prior to the broadcast of any advertisement, Party A shall pay the advertising fees for such advertisement. Where Party A fails to pay the advertising fees as scheduled above, Party B shall have the right to suspend the broadcast of such advertisement and Party A shall pay Party B 20% of the contract value as liquidated damages.

7. Each of Party A and Party B shall comply with the provisions governing the publication of advertisements in the Advertisement Law of the People’s Republic of China and follow the advertisement submission and broadcast procedures of the advertisement publishing media.

8. In case of any suspension of broadcast of any advertisement as a result of force majeure, Party B shall have no liabilities therefor. In case of any suspension of broadcast of any advertisement caused by any reason on the part of CCTV, compensation will be made in accordance with relevant regulations of the relevant advertisement publishing media.

9. Where the advertising price of the relevant advertisement publishing media is changed, the new advertising price shall apply.

10. Any matter not covered hereunder shall be resolved through negotiations between Party A and Party B. Any dispute arising hereunder shall be referred to a court located in the place where this Agreement is executed.

11. Each of Party A and Party B shall promptly notify the other in writing of any change to its contact information for this Agreement. Any and all the liabilities arising from the failure to give such notice shall be borne by the defaulting party.

Party A:	Party B: Mass Media & Universal International Advertising Co., Ltd.

Business address:	Business address:
Postal Code:	Postal Code:
Attention:	Attention:
Telephone:	Telephone:
Facsimile:	Facsimile:

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